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                           CONSENT OF ROBERT GRIMES

     I hereby consent to being named a proposed director of Philips International Realty Corp., and to the use of my name under the heading "Management" in the Proxy Statement/Prospectus which is a part of the Registration Statement filed by Philips International Realty Corp. on Form S-4, and to the use of my name wherever appearing in the Registration Statement and the related Proxy Statement/Prospectus, and any amendments thereto.


Dated:  November 21, 1997

                                       By: /s/ Robert Grimes
                                           -------------------------
                                           Robert Grimes